Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated October 27, 2021, with respect to the financial statements and financial highlights of BMO Funds, Inc., as of August 31, 2021, incorporated herein by reference in this Registration Statement on Form N-1A, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Information About The Funds’ Service Providers – Former Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

December 21, 2021